EXHIBIT 13.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Vision Global Solutions Inc. (the "Company") for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on October 14, 2003 (the "Report"), I, Jean-Paul Ouellette, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

/s/ Jean-Paul Ouellette
Date: October 14, 2003
Jean-Paul Ouellette
Chief Executive Officer